SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 19, 2001


                          PATHOBIOTEK DIAGNOSTICS INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


Texas                             000-28519                  76-0510754
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

4800 Research Forest Drive, The Woodlands, TX         77381- 4142
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(Address of principal executive offices)              (Postal Code)


Registrant's telephone number, including area code:   (281) 364-6054
                                                      ----------------





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Item 1.     Changes in Control of Registrant

     On August 24, 2001, Pathobiotek Diagnostics Inc., ATNG Acquisition, Inc. and ATNG, Inc. entered into an Agreement and Plan of Reorganization in which all outstanding shares of ATNG were exchanged by ATNG Acquisition for 27,836,186 shares of Pathobiotek. Upon purchase, Pathobiotek intends to make ATNG a wholly owned subsidiary. (See business Plan in Item 5 below.)

Item 2.     Acquisition or Disposition of Assets

                See Item 1 above.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

                None.

Item 5.     Other Events

BACKGROUND & BUSINESS PLAN OF ATNG, INC.
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ATNG, Inc. is a Nevada corporation with corporate offices located in Memphis,
Tennessee. The Company was organized in January 2000 to develop a fully integrated global data network to serve both the Voice over Packet telecommunications and web-based information needs of end- users worldwide. The Company plans to exploit first-to-market marketing advantages that exist today for the delivery of Voice over Packet and other bundled digital products and services for which demand is growing at an accelerating rate. Acquisitions and /or strategic alliances of/with resellers and ISPs are contemplated to achieve the Company's speed-to-market and customer acquisition objectives.

US Operation
The company will build up its own hybrid Voice over Packet ("VoP") nationwide network and offer on a monthly fixed fee basis unlimited long-distance calling product. The ATNG long- distance service will sell in the US at a flat rate of $34.95 per month for residential and $99.95 per month for small business. ATNG believes that pricing at this below-market level should make the ATNG service highly marketable in the US where a seven (7) cents per minute rate is the competitive per-minute standard today. With the expected decline in ATNG's network cost the Company will be in a position, if necessary, to price even more aggressively than the already low selling prices assumed in the business planning model. Noteworthy is that the market leaders that today control over 95% of the telecommunications market are not in a position to price below the five (5) cent mark. In order to compete at these lower selling prices, these

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overburdened circuit- switch carriers must restructure their operations to move away from their existing circuit-switch platform and/or venture into the media and information technology sectors, all of which are expensive in terms of time, money and strategic focus.

Asian operation
ATNG is attempting to enter many Asian countries in a short period of time and management's basic strategy is to team up with people that have expertise in communications and/or government regulation within those Asian territories. Generally, ATNG will enter into joint ventures or partnerships with entities having access to individuals with the required expertise. Entities will be formed to fully accommodate or exploit the relationships and foreign business laws.

ATNG VoP Business Opportunity - As the telecommunications industry continues its rapid transition from circuit switch (or voice) networks to packet switch (or data) networks, there will be a major reallocation of market share. ATNG management believes that this should favor progressive companies such as ATNG that have been organized specifically around data communications, initially focusing exclusively on the VoP opportunity. The Company is positioning itself to engage in competition in this consumer service industry worldwide.

The emergence of VoP as a low-cost alternative to long distance service delivered today by market leaders over the PSTN circuit-switch network has created a business opportunity for the Company. While the lower cost is differentiating, more relevant today to carriers, service providers and consumers worldwide is the capability using digital technologies to integrate all forms of communications with other information products and services over data networks.

Size of IP Telephony Service Market Growing Rapidly - There is a wide range of numbers describing both the current size of the IP telephony market and the growth of the market over the next three to five years. While the specific projections vary, even the most conservative analysts are predicting phenomenal growth.

The Competition is Momentarily "Stymied" - Management believes the Company has an opportunity if it moves quickly. This appears to be the situation in spite of the fact that the competition will be intense for IP telecommunications market share in the future. At present, the competition is somewhat hindered from providing VoP at retail. Consider the following:

1. The Company resides in a new industry currently in disarray. There are no ITSPs (Internet Telephony Service Providers) that today offer a basic phone-to-phone VoP service. Furthermore, there is no indication that these companies intend to expand their service offering to meet the consumer demand for bundled services delivered in a total information and communications solution.

2. In addition to fundamental technical issues, the various service providers that "own" the customers locally have business, financial and legal issues that must be resolved before they will be in a position to offer IP telephony service.

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3.       RBOCs (Regional Bell Operating Companies) - Recently, the FCC made a ruling allowing RBOCs to offer long distance services. This ruling will be in dispute for quite some time. It is also expected that the FCC will soon decide if, for the first time, it will allow another regional phone carrier enter the long distance market.

4. SPs - Even the large ISPs are entering the waters with a certain amount of trepidation. In addition to capital outlay for new equipment, many ISPs are concerned that the price attached to this new IP telephony service also includes changing their basic business strategy. Even with the new VoDSL technology currently being field tested, they question how this will fit into their present and future business plans.

5. CLECs - At present, CLECs are wholesalers of data services, except to business accounts that for the present are not the primary target market for the Company (although an important market for ATNG to develop). Regardless, as with the ISPs, making large capital outlays for new equipment does not fit well strategically for an industry that has not yet matured financially.

6. Traditional long distance (and local) telephone companies face a serious dilemma. With their advanced and extensive circuit-switched and IP networks, AT&T, MCI WorldCom, have the technical capabilities to offer Internet telephone service. What they lack is the economic incentive. Their IP telephony offering competes against ("cannibalizes") their bread-and-butter circuit-switched voice services.

The ATNG Solution
ATNG acts as a total communications company, acting between consumers. When a consumer wishes to make a long distance telephone call, he simply picks up the phone and dials. ATNG handles all the connections and routing of the call between where the call is begun and where it ends. ATNG also offers a consumer-directed process in which consumers select, from a list, only those products of immediate interest to them. ATNG believes that its solution creates an effective method of direct marketing in terms of cost, targeting, efficiency and consumer satisfaction.

Accordingly, ATNG intends to proceed to establish itself in the market as the first ITSP (or other provider for that matter) to provide the consumer the bundled communications and information services wanted from a single service provider. In addition to advertising, the Company contemplates accelerating its time to market by aligning with certain local service providers that have established customer bases. ISPs and CLECs are obvious potential partners, more so the unregulated ISP. Both need capital/earnings and an entree into the VoP market.

Development of ATNG Proprietary Multi-Media Packet Switch - The Company has completed its due diligence process to identify a packet-switch manufacturer that can provide multi-media packet switch that ATNG calls a "softswitch" and is "carrier-class" in its design flexibility, capacity capability and scalability. ATNG has entered into final discussions with a Korean company, Xener Systems that it believes has the capability to produce the carrier class network control unit that meets the Company's detailed conceptual IP network drawings and specification. Management believes this packet switch capability can provide ATNG another


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differentiating advantage over its competitors, and position it to expand rapidly by product line rate of growth without unnecessary capital outlays. ATNG selected Xener systems because of its progressive technologies and open architectural design.

ATNG Unified messaging service (UMS)
The Company believes that the UMS service will be the strong supporting tool for its long distance national sales marketing as an on-line sales marketing web portal. ATNG has agreed with a Korean company that already has a capability to provide this UMS service to the US on a nationwide basis and the Company has designed in detailed customized product for ATNG. This UMS capability can provide ATNG another differentiating advantage over its long distance service competitors.

Greater compression rate of the digitized data
Using new proprietary compression rate technology, ATNG is able to send a much smaller "packet" of digitized information through the Internet and have the information decoded on the receiving end without significant loss. In making the "transmission highway" of digitized data more efficient, the company is able to maintain the lowest rate and utilize the biggest efficiency of International dedicated leased line price.

Mission - ATNG's mission is to operate globally a carrier-class data network to facilitate the sale and delivery of "ATNG-branded" voice, data and video digital products to targeted markets worldwide, uniquely providing our customers convenient access to these products and services by "fusing" the World Wide Web information library with traditional telecommunications in an integrated technological solution.

Initially, ATNG plans to focus almost exclusively on its VoP strategic initiative in the US and Asia. While, at first, ATNG will not add a variety of digital services to its offering, wireless communications will be quickly integrated into the operations plan, especially in Asia. The Company will position itself to take advantage of the "re-shuffling" of market share that will occur as the telecommunications industry races to go digital.

Retail Target Market - Most of the ventures to date within the data networks sector of the industry have been focused at the wholesale carrier rather than the retail provider level much to the satisfaction of the Company. The Company believes that it has the resources and capabilities to succeed at the retail level, providing services to both commercial and general consumer end- users. "Speed to market," therefore, becomes critical where the objective is to take the advantage of the commercial benefits that accrue to first-to-market companies in any new industry.

Highly Visible Brand Name Identity - Due to technological, regulatory and market changes, local telephone companies, long distance carriers, cable operators, cellular service providers, paging operators, and Internet access providers compete for market share within an increasingly integrated telecommunications/video marketplace. Effective market positioning will depend on developing trusted national brands in the countries served by ATNG and on enhancing consumers' value by offering combinations of bundled telecommunications services.


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Major Commitment to Marketing and Advertising - The Company has a signed agreement with a major radio network: $12,000,000 in advertising over a two year period in exchange for stock in the Company and future telephone time. The Company continues to pursue other potential advertisers, using national broadcast communications (primarily radio, cable, outdoor billboard and satellite TV) and certain other complementary mass communications media to establish its brand and to generate sales.

Strategic Alliances - The Company has signed a contract with DISH Network to jointly market the other's products in certain advertising campaigns and promotions. The Company expects to receive a number of subscribers from this joint effort.

Being first to market - To date, no company has successfully entered the global VoP telecommunications market. ATNG believes that this creates a competitive advantage and market opportunity for the Company. In complementary fashion, ATNG plans also to be first to establish a visible brand name, a "household name" that stands for quality and service in providing advanced communications and information solutions.


Item 6.     Resignation and Appointment of Directors

                None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                None.

                Exhibits:

     10.1 Agreement and Plan of Reorganization among and between Pathobiotek Diagnostics Inc., ATNG, Inc., and ATNG Acquisition, Inc.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2001                 ATHOBIOTEK DIAGNOSTICS, INC.



                                         By: /s/ Robert C. Simpson
                                            ------------------------------------
                                            Robert C. Simpson, President